  Exhibit 99.1

FOR IMMEDIATE RELEASE
SANUWAVE HEALTH REPORTS RECORD 2018 FINANCIAL RESULTS
FULL YEAR REVENUE INCREASED OVER 150%

SUWANEE, GA, March 29, 2019 – SANUWAVE Health, Inc. (OTCQB: SNWV) will report financial results for the year ended December 31, 2018 with the SEC on Monday, April 1, 2019. The Company will also host a conference call today, March 29, 2019 at 10:00 a.m. Eastern Time.

Highlights from 2018:

●
Hired Shri Parikh as President, Healthcare in May 2018.

●
Received insurance reimbursement tracking codes for Diabetic Foot Ulcer (DFU) procedure using ESWT.

●
Signed Premier Shockwave Wound Care, Inc. as the exclusive distributor of dermaPACE® for the Veteran’s Administration (VA), Indian Health Services (IHS) and Tribally-operated healthcare services.

●
First shipments of the dermaPACE system in the U.S. Market in first quarter of 2018.

●
Added Dr. Perry Mayer, Medial Director and Principal at The Mayer Institute (“TMI”) in Hamilton, Ontario, Canada to the science advisory board.

●
The Journal of Wound Care (JWC) published a peer review article on SANUWAVE’s 336 double blind study titled “Diabetic foot ulcer treatment with focused shockwave therapy: two multicenter prospective, controlled, double-blinded, randomized phase III clinical trials.”

●
Added 15 countries to international distribution.

●
Signed an agreement with NFS Leasing, Inc. to finance equipment growth.

●
Established a Joint Venture with FKS, a JohnFK Medical company in Southeast Asia, receiving upfront payments.
●
Expanded our patent portfolio as follows:
U.S. patent number US 10,053,376 entitled “Acoustic Pressure Shock Wave Devices and Methods for Fluids Processing”
U.S. patent number US 10,058,340 entitled “Extracorporeal Pressure Shock Wave Devices with Multiple Reflectors and Methods for Using These Devices”
European patent number EP 2,984,280 entitled “Apparatuses and Methods for Generating Shock Waves for Use in the Energy Industry”
European patent number EP 3,117,784 entitled “Usage of Intracorporeal Pressure Shock Waves in Medicine”
●
Exhibited at seven industry trade shows in 2018 and received a positive response.

Since receiving FDA clearance for the use of dermaPACE system for treating DFUs on December 28, 2017, we have spent much of 2018 preparing for the full-on launch of dermaPACE in the US. “Our preparations were well laid out and achieved throughout 2018 and included hiring the right people, gaining reimbursement tracking codes to allow hospitals to get paid for using the system, and establishing vested partners in channels and for financing the purchase of devices for distribution. On top of this, the seeds we have planted in the past led to record revenue and shipments in 2018 as well. Looking forward, the main focus in 2019 is about dermaPACE placements, primarily in 6 key markets we have prioritized based on research of the market. By achieving these goals in 2019, we expect revenue growth beginning later this year and continued growth ahead in the coming years,” stated Kevin Richardson, Chairman and CEO of the Company.

Goals for 2019

●
100 US dermaPACE system placements and 300 certified users.

●
Finish the year with at least 10 million covered lives for insurance reimbursement.

●
Launch 2 - 3 domestic clinical studies.

●
Add 3 - 4 new countries.

●
Add additional advisors to our scientific board.

●
Add other key senior management positions.

2018 was filled with achievements meant to prepare SANUWAVE for rapid revenue growth beginning in 2019 and beyond. The stage is set and it is now dependent on our ability to execute the well developed plan of placing 100 dermaPACE devices in the US in 2019. Our vision is to be viewed by the world as a diverse, compassionate global family that provides positive impact on life and environment, one shock at a time. The goal for SANUWAVE remains unchanged and that is to have a dermaPACE device anywhere and everywhere a DFU is treated.

2018 Financial Results (Unaudited)

Revenues for the year ended December 31, 2018 were $1,850,060, compared to $738,527 for the same period in 2017, an increase of $1,111,533, or 151%. Revenue resulted primarily from sales in Europe and Asia/Pacific of our orthoPACE devices and related applicators, sales in the United States and Asia/Pacific of our dermaPACE devices and related applicators and upfront license fee from our Southeast Asia distribution agreement with FKS. The increase in revenue for 2018 is primarily due to initial sales of dermaPACE devices in the United States, an increase in sales of orthoPACE devices in Asia/Pacific and the European Community, as compared to the prior year, as well as higher sales of new applicators.

Operating expenses for the year ended December 31, 2018 were $8,336,654, compared to $4,321,003 for the same period in 2017, an increase of $4,015,651, or 93%. Research and development expenses increased by $371,307. The increase was due to an increase in salary and benefits of $263,628 as a result of hiring and contracting for temporary services and increased consulting expenses of $72,972 related to our insurance reimbursement strategy for the commercialization of dermaPACE. General and administrative expenses increased $3,646,081. The increase was due to an increase in salary and benefits and recruitment fees related to new hires of $1,062,594, increased legal costs of $196,845 associated with SEC filings and patent issuance and maintenance, increased travel of $156,986 related to tradeshows and joint venture with FKS, and increased non-cash stock based compensation related to stock option and stock warrants issued in 2018 to new and existing employees.

Net loss for the year ended December 31, 2018 was $11,631,394, or ($0.08) per basic and diluted share, compared to a net loss of $5,537,936, or ($0.04) per basic and diluted share, for the same period in 2017, an increase in the net loss of $6,093,458, or 110%. The increase in the net loss was primarily a result of increase in operating expenses and interest expense as explained above.

For the years ended December 31, 2018 and 2017, net cash used by operating activities was $3,621,172 and $1,528,971, respectively, primarily consisting of compensation costs, research and development activities and general corporate operations. The increase in the use of cash for operating activities for the year ended December 31, 2018, as compared to the same period for 2017, of $2,092,201, or 137%, was primarily due to the increase in accounts payable, accrued employee compensation and accrued expenses of $797,673 and increase in interest payable, related parties of $485,875. Net cash used by investing activities in 2018 was $42,888 as compared to net cash used by investing activities in 2017 of $0. The increase in cash used by investing activities is due to the purchase of property and equipment. Net cash provided by financing activities for the year ended December 31, 2018 was $3,317,510, which primarily consisted of the proceeds from short term notes of $1,637,497, net proceeds from convertible promissory notes of $1,159,785, proceeds from related party line of credit of $480,000, proceeds from advances from related parties of $144,000 and proceeds from warrant exercises of $40,728 which was offset by payment on related party line of credit of $144,500. Net cash provided by financing activities for the year ended December 31, 2017 was $2,117,298, which primarily consisted of the net proceeds from convertible promissory notes of $1,384,232, proceeds from related party line of credit of $370,000, proceeds from advances from related parties of $310,000 and proceeds from warrant exercises of $93,066. Cash and cash equivalents decreased by $365,635 for the year ended December 31, 2018 and cash and cash equivalents increased by $596,613 for the year ended December 31, 2017.

Conference Call

The Company will host a conference call on Friday, March 29, 2019, beginning at 10AM Eastern Time to discuss the 2018 financial results, provide a business update and answer questions.

Shareholders and other interested parties can participate in the conference call by dialing 844-602-0380 (U.S.) or 862-298-0970 (international) or via webcast at https://www.investornetwork.com/event/presentation/45543.

A replay of the conference call will be available beginning two hours after its completion through April 12, 2019, by dialing 877-481-4010 or 919-882-2331 and entering PIN #45443 and a replay of the webcast will be available at https://www.investornetwork.com/event/presentation/45543 until June 29, 2019.

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.  SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia, and New Zealand.  In the U.S., dermaPACE®, is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers.  SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron®, Evotron® and orthoPACE® devices in Europe, Asia, and Asia/Pacific.  In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food, and industrial markets.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC

Christopher Wynne

312-724-7845

cwynne@mparkcm.com

SANUWAVE Health, Inc.

Kevin Richardson II

Chairman of the Board

978-922-2447

investorrelations@sanuwave.com or Kevin.richardson@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2018 and 2017
UNAUDITED

	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$364,549	$730,184
Accounts receivable, net of allowance for doubtful accounts
of $33,045 in 2018 and $92,797 in 2017	234,774	152,520
Due from related party	1,228	-
Inventory	357,820	231,532
Prepaid expenses and other current assets	125,111	90,288
TOTAL CURRENT ASSETS	1,083,482	1,204,524

PROPERTY AND EQUIPMENT, net	77,755	60,369

OTHER ASSETS	16,491	13,917
TOTAL ASSETS	$1,177,728	$1,278,810

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,592,643	$1,496,523
Accrued expenses	689,280	673,600
Accrued employee compensation	340,413	1,680
Contract liabilities	131,797	-
Advances payable	-	310,000
Line of credit, related parties	883,224	370,179
Accrued interest, related parties	1,171,782	685,907
Short term notes payable	1,883,163	-
Convertible promissory notes, net	2,652,377	455,606
Notes payable, related parties, net	5,372,743	5,222,259
Warrant liability	1,769,669	1,943,883
TOTAL CURRENT LIABILITIES	16,487,091	11,159,637

NON-CURRENT LIABILITIES
Contract liabilities	46,736	-
TOTAL NON-CURRENT LIABILITIES	46,736	-
TOTAL LIABILITIES	16,533,827	11,159,637

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000
shares authorized; no shares issued and outstanding	-	-

PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001,
6,175 designated; 6,175 shares issued and 0 shares outstanding
in 2018 and 2017	-	-

PREFERRED STOCK, SERIES B CONVERTIBLE, par value $0.001,
293 designated; 293 shares issued and 0 shares outstanding
in 2018 and 2017	-	-

COMMON STOCK, par value $0.001, 350,000,000 shares authorized;
155,665,138 and 139,300,122 issued and outstanding in 2018 and
2017, respectively	155,665	139,300

ADDITIONAL PAID-IN CAPITAL	101,153,882	94,995,040

ACCUMULATED DEFICIT	(116,602,778)	(104,971,384)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(62,868)	(43,783)
TOTAL STOCKHOLDERS' DEFICIT	(15,356,099)	(9,880,827)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,177,728	$1,278,810

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
Years Ended December 31, 2018 and 2017
UNAUDITED

	2018	2017

REVENUES
Product	$949,601	$456,765
License fees	819,696	235,878
Other revenue	80,763	45,884
TOTAL REVENUES	1,850,060	738,527

COST OF REVENUES
Product	525,216	129,512
Other	168,448	112,458
TOTAL COST OF REVENUES	693,664	241,970

GROSS MARGIN	1,156,396	496,557

OPERATING EXPENSES
Research and development	1,663,838	1,292,531
General and administrative	6,650,484	3,004,403
Depreciation	22,332	24,069
TOTAL OPERATING EXPENSES	8,336,654	4,321,003

OPERATING LOSS	(7,180,258)	(3,824,446)

OTHER INCOME (EXPENSE)
Gain (loss) on warrant valuation adjustment	55,376	(568,729)
Interest expense	(4,496,148)	(1,139,711)
Other income, net	9,952	-
Loss on foreign currency exchange	(20,316)	(5,050)
TOTAL OTHER INCOME (EXPENSE), NET	(4,451,136)	(1,713,490)

NET LOSS	(11,631,394)	(5,537,936)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(19,085)	8,286
TOTAL COMPREHENSIVE LOSS	$(11,650,479)	$(5,529,650)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.08)	$(0.04)

Weighted average shares outstanding - basic and diluted	149,537,777	138,838,602

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2018 and 2017
UNAUDITED
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,631,394)	$(5,537,936)
Adjustments to reconcile loss from operations
to net cash used by operating activities
Depreciation	22,332	24,069
Bad debt expense (recovery)	(59,752)	57,601
Stock-based compensation	2,480,970	768,105
Loss (gain) on warrant valuation adjustment	(55,376)	568,729
Amortization of debt issuance costs	2,767,361	431,087
Amortization of debt discount	150,484	110,247
Stock issued for consulting services	181,500	8,000
Warrants issued for consulting services	828,690	182,856
Accrued interest	410,289	21,896
Interest payable, related parties	485,875	576,481
Changes in assets and liabilities
Accounts receivable - trade	(22,502)	250,678
Inventory	(123,118)	(7,079)
Prepaid expenses	(34,823)	(2,465)
Other	(3,802)	(131)
Accounts payable	276,120	783,559
Accrued expenses	188,708	298,512
Accrued employee compensation	338,733	(63,180)
Contract liabilties	178,533	-
NET CASH USED BY OPERATING ACTIVITIES	(3,621,172)	(1,528,971)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(42,888)	-
NET CASH USED BY INVESTING ACTIVITIES	(42,888)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short term note	1,637,497	-
Proceeds from convertible promissory notes, net	1,159,785	1,384,232
Proceeds from line of credit, related party	624,000	370,000
Advances from related parties	-	310,000
Proceeds from note payable, product	96,708	-
Proceeds from warrant exercise	40,728	93,066
Payment on line of credit, related party	(144,500)	-
Payments on note payable, product	(96,708)	-
Payments on short term loan	-	(40,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,317,510	2,117,298

EFFECT OF EXCHANGE RATES ON CASH	(19,085)	8,286

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(365,635)	596,613

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	730,184	133,571
CASH AND CASH EQUIVALENTS, END OF PERIOD	$364,549	$730,184

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$151,227	$-

NONCASH INVESTING AND FINANCING ACTIVITIES
Reclassification of warrant liability to equity	$118,838	$66,967

Advances payable converted to convertible promissory notes	$310,000	$-

Accounts payable converted to convertible promissory notes	$120,000	$-

Beneficial conversion feature on convertible debt	$745,223	$820,681

Warrants issued with debt	$844,562	$620,748

Conversion of 10% convertible promissory notes	$934,696	$-